Bacterin Announces the Launch of OsteoSTX, a Novel Biologic Product

BELGRADE, MT, March 13, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE) is pleased to announce the launch of OsteoSTX, a new novel allograft for orthopedic procedures. Utilizing Bacterin’s proprietary demineralization technology, OsteoSTX are flexible cortical DBM matchsticks designed for multli-level and deformity spinal applications.

“This is the first product Bacterin has launched since I joined the Company, and I have been very pleased with the process and the results,” said Dan Goldberger, Bacterin President and CEO. “We introduced this product to key opinion leaders at the NASS Evidence and Technology Spine Summit and the feedback was astounding. I am looking forward to seeing how distribution of this new product will help support our growth goals, and complement our existing product portfolio.”

OsteoSTX is the first product in Bacterin’s biologic portfolio designed specifically for addressing multi-level spine procedures and deformity cases. Bacterin is the first company to market a product of this type for single use application. The product will be launched this week at the 2014 AAOS Conference in New Orleans, LA, March 12th – 14th. OsteoSTX has already been implanted in patients with strong surgeon feedback supporting the use of the product and the application.

About Bacterin International Holdings
Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.Bacterin.com.

Important Cautions Regarding Forward-looking Statements
This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to remain listed on the NYSE MKT exchange; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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